Exhibit 23.1

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700 205 – 5th Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca
Consent of Independent Registered Public Accounting Firm
The Board of Directors of Precision Drilling Corporation
We consent to the inclusion in this annual report on Form 40-F and the incorporation by reference in:
-	the registration statement on Form S-8 (No. 333-167614) and the registration statement on Form F-10 (No. 333-167610) of Precision Drilling Corporation of our report dated March 15, 2011, on the consolidated balance sheets of Precision Drilling Corporation as at December 31, 2010 and 2009, and the consolidated statements of earnings and retained earnings (deficit) and cash flow for each of the years in the three-year period ended December 31, 2010, and

-	the registration statement on Form S-8 (No. 333-167614) of Precision Drilling Corporation of our report dated March 15, 2011, on the effectiveness of internal control over financial reporting as of December 31, 2010.

Chartered Accountants
Calgary, Canada
March 30, 2011
KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.